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                                                                    Exhibit 3(d)

                                    BY-LAWS

                                      of

                         DIGITAL EQUIPMENT CORPORATION

                       (As amended through May 19, 1995)


                                  ARTICLE I.

                                 STOCKHOLDERS.


1. Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time and place (within the United States) as shall be designated from time to time by vote of the Directors and stated in the notice of meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     Except as provided in Article II, Section 2, the only business which may be conducted at any such meeting of the stockholders shall (a) have been specified in the written notice of meeting (or any supplement thereto) given by or at the direction of the Directors or the President, (b) have otherwise been properly brought before the meeting by or at the direction of the Directors or the President, or (c) have otherwise been properly brought before the meeting by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than (50) days nor more than (75) days prior to the meeting; provided, however, that in the event that less than (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting
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     (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business,
     (iii) the class and number of shares of capital stock of the corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Proxy Rules").

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article I, provided, however, that nothing in this Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting.

     The person presiding at the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I, and if he should so determine, he shall so declare to the meeting and that business shall be disregarded.

2. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors. Application to an officer of the corporation or to a court pursuant to Section 34(b) of Chapter 156B of the Massachusetts General Laws requesting the call of a special meeting of stockholders may be made only by stockholders who hold 90% in interest (or such lesser percentage in interest as shall be the maximum percentage permitted under Massachusetts law, including any enabling legislation or applicable grandfathering provisions). The business which may be transacted at a special meeting is limited to that set forth in the notice of the special meeting and, if the notice so provides, such other matters as the President or the Directors may bring before the meeting. All meetings of stockholders shall be held at the principal office of the corporation except as the Directors shall fix some other place within the United States for a meeting.
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3.   Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or an Assistant Clerk or by the person calling the meeting at least seven days before the meeting or such longer period as required by law to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice, except that if two or more classes of stock are entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority in interest of that class outstanding and entitled to vote.

5. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stock-holders may vote either in person or by written proxy. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be
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     executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

6. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corpora-tion shall not directly or indirectly vote any shares of its stock.

7. Action without Meeting. Any action to be taken by stock-holders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stock-holders. Such consent shall be treated for all purposes as a vote at a meeting.


                                  ARTICLE II.

                                  DIRECTORS.


1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Nomination and Election. The Board of Directors shall consist of not less than 3 nor more than 15 persons. The number of the Board of Directors for each year shall be fixed by vote of a majority of the Directors then in office. The Board of Directors shall be classified with respect to the time for which they severally hold office, as provided in Section 50A of Chapter 156B of the Massachusetts General Laws, into three classes, as nearly equal in number as possible, the term of office of those of the first class ("Class I Directors") to continue until the 1990 annual meeting of stockholders and until their successors are duly
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     elected and qualified, the term of office of those of the second class
     ("Class II Directors") to continue until the 1991 annual meeting of stockholders and until their successors are duly elected and qualified, and the term of those of the third class ("Class III Directors") to continue until the 1992 annual meeting of stockholders and until their successors are duly elected and qualified. At each annual meeting of stockholders the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board or by any stockholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article
     II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Clerk of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than (50) days nor more than (75) days prior to the meeting; provided, however, that in the event that less than (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director,
     (i) the name, age, business address and residence address of the person,
     (ii) the principal occupation or employment of the person, (iii) the citizenship of the person, (iv) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and
     (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Proxy Rules; and (b) as to the stockholder giving the notice (i) the name and record
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     address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Proxy Rules and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth herein.

     The person presiding at the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

4. Enlargement of Board. The number of the Board of Directors may be increased and one or more additional Directors elected by vote of a majority of the Directors then in office.
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5.   Resignation. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. Removal. Any Director may be removed from office only (a) for cause as defined in Section 50A of Chapter 156B of the Massachusetts General Laws and by the affirmative vote of a majority of the shares of the corporation outstanding and entitled to vote in the election of Directors or (b) for cause by vote of a majority of the Directors then in office.

7. Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

     Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the President, Treasurer or two or more Directors.

8. Notice of Meetings. Notice of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meetings, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.
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9.   Quorum. At any meeting of the Board of Directors, a majority of the
     Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present and voting on any matter, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide such matter.

11. Action by Consent. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

12. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.


                                 ARTICLE III.

                                   OFFICERS.


1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board, a Secretary, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, and Assistant Secretaries as the Board of Directors may determine. In addition, there shall be such other officers and agents as the President shall see fit to appoint or employ. Without limiting the foregoing, the President may designate one or more employees of the corporation having the title of vice president, but who shall not be officers of the Corporation, who shall hold such title at the pleasure of the President and who shall have such powers and duties as the President may from time to time designate.
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2.   Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified. The other officers shall hold office until the first meeting of the Directors following the annual meeting unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

6. President, Chairman of the Board and Vice President. The President shall, unless otherwise provided by the Directors, be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and, unless a Chairman of the Board has been elected and is present, of the Directors.

     If a Chairman of the Board of Directors is elected, he shall preside at all Meetings of the Board of Directors at which he is present. The Chairman shall have such other powers as the Directors may from time to time designate.

     Any Vice President elected by the Board of Directors shall have such powers and shall perform such duties as the Directors may from time to time designate.

7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.
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     Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

8. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. In case a Secretary is not elected or in case the Secretary and Assistant Secretaries are absent, the Clerk shall keep a record of the meetings of the Directors.

     In the absence of the Clerk, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk, designated by the person presiding at the meeting, shall perform the duties of the Clerk. Any Assistant Clerk shall have such other powers as the Directors may from time to time designate.

9. Secretary and Assistant Secretary. The Secretary, if one be elected, shall keep a record of the meetings of the Directors. In the absence of the Secretary, an Assistant Secretary shall perform the duties of the Secretary. Any Assistant Secretary shall have such other powers as the Directors may from time to time designate.

10. Other Powers and Duties. Each officer elected by the Board of Directors shall, subject to these By-Laws, have in addition to the designated powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.
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                                  ARTICLE IV.

                                CAPITAL STOCK.


1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Board of Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     The corporation may maintain, or cause to be maintained, stockholder open accounts in which shall be recorded all stockholders' ownership of stock and all changes therein. Certificates need not be issued for shares so recorded in a stockholder's open account unless requested by the stockholder.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be
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     transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other dispo-sition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

3. Record Date. The Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

5. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the corporation may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

                                  ARTICLE V.

                  PROVISIONS RELATIVE TO DIRECTORS, OFFICERS,
                          STOCKHOLDERS AND EMPLOYEES.

1. Certain Contracts and Transactions. In the absence of fraud or bad faith, no contract or transaction by this corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is (a) with one or more of its officers, directors, stockholders or employees, (b) with a person who is in any way interested in this corporation or (c) with a corporation, organization or other concern in which an officer, director, stockholder or employee of this corporation is an officer, director, stockholder, employee or in any way interested. The provisions of this section shall apply notwithstanding the fact that the presence of a director or stockholder, with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee of a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of directors (or any authorized committee thereof) or stockholders at which such contract or transaction was authorized and/or that the vote of such director or stockholder was necessary for the adoption of such contract or transaction, provided that if said interest was material, it shall have been known or disclosed to the directors or stockholders voting at said meeting on said contract or transaction. A general notice to any person voting on said contract or transaction that an officer, director, stockholder or employee has a material interest in any corporation, organization or other concern shall be sufficient disclosure as to such officer, director, stockholder or employee with respect to all contracts and transactions with such corporation, organization or other concern. This section shall be subject to amendment or repeal only by action of the stockholders.

2. Indemnification. (a) Each director, officer and employee shall be indemnified by this corporation against any cost, expense (including attorneys' fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being, or related to his status as, a director, officer, or employee of this corporation or of any other organization which he serves or has served as director, officer or employee at the request of this corporation, or which he serves or has served at the request of this corporation in any capacity with respect to any employee benefit plan (whether or not he continues to be a director, officer or employee of the corporation or such other organization, or whether or not he is continuing to serve in any capacity with respect to any employee benefit plan, at the time such action, suit or proceeding is brought or threatened), except with respect to matters as to which he shall be finally adjudicated in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. Unless otherwise provided by the corporation, in the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall be limited to matters covered by the settlement as to which the corporation is advised by independent counsel (which may be the counsel regularly employed by the corporation) that such person, in the opinion of such counsel, acted in good faith in the reasonable belief that his action was in the best interest of the corporation, or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such plan. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such amount if it is determined that such person is not entitled to indemnification hereunder or otherwise, which undertaking may be accepted without reference to the financial ability of such person to make repayment. This Section 2(a) shall be subject to amendment or repeal only by action of the stockholders.

     (b) The directors may, without stockholder approval, authorize the corporation to enter into agreements, including any amendments or modifications thereto, with any of its directors, officers or other persons described in paragraph (a) providing for indemnification of such persons to the maximum extent permitted under applicable law and the corporation's Articles of Organization and By-Laws.


                                  ARTICLE VI.

                           MISCELLANEOUS PROVISIONS.

1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the fifty-two/fifty-three week period ending the Saturday nearest the last day of June.

2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts", and the year of its incorporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or a Vice President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

6. Corporate Records. The original, or attested copies of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

7. Principal Office. The principal office of the corporation shall be in the Town of Maynard, Middlesex County, Commonwealth of Massachusetts.

8. Amendments. These By-Laws may be amended or repealed in whole or in part at any annual or special meeting of the stockholders by a vote of a majority of the stock present and entitled to vote, provided notice of the proposed amendment, alteration or repeal shall have been given in the notice of said meeting. In addition, if permitted by the Agreement of Association and/or the Articles of Organization, the Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law, the Agreement of Association or the Articles of Organization as from time to time amended, or the By-Laws, requires action by the stockholders. Any By-Law adopted by the Directors may be amended or repealed by the stockholders in the manner hereinabove in this Article set forth. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.


                                 ARTICLE VII.

                          MASSACHUSETTS CHAPTER 110D.

     Until such time as this Article VII shall be repealed or these By-Laws shall be amended to provide otherwise in accordance with Article VI,
     Section 8 of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.